As filed with the Securities and Exchange Commission on December 5, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United Defense Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3790	52-2059782
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1525 Wilson Boulevard, Suite 700

Arlington, Virginia 22209
(703) 312-6100
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Thomas W. Rabaut

President and Chief Executive Officer
United Defense Industries, Inc.
1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(703) 312-6100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David M. McPherson, Esq.	David V. Kolovat, Esq.
Latham & Watkins LLP	Vice President, General Counsel and Secretary
555 Eleventh Street, N.W., Suite 1000	United Defense Industries, Inc.
Washington, D.C. 20004	1525 Wilson Boulevard, Suite 700
(202) 637-2200	Arlington, Virginia 22209
(703) 312-6100

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by United Defense Industries, Inc.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

(Continued on next page)

(Continued from previous page)

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
Title of Securities	Amount to be	Offering Price	Maximum	Amount of
to be Registered	Registered	Per Share(1)	Offering Price(1)	Registration Fee

Common Stock, par value $.01 per share	12,000,000	$33.25	$399,000,000	$32,279.10

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on December 3, 2003.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION — DATED DECEMBER 5, 2003

PROSPECTUS

12,000,000 Shares

United Defense Industries, Inc.

Common Stock

      The stockholder named in this prospectus and some of our other stockholders may sell up to 12,000,000 shares of our common stock under this prospectus and any prospectus supplement. In the prospectus supplement relating to such sales, we will identify each selling stockholder and the number of shares of our common stock that each selling stockholder will be selling.

      Our common stock is listed on the New York Stock Exchange under the symbol “UDI.” On December 4, 2003, the last sale price of our common stock as reported on the New York Stock Exchange was $33.10.

Investing in our securities involves risks. See “Risk Factors” on page 1 for factors that you should consider before investing in shares of our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. A representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2003.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, utilizing a “shelf” registration process. Under this shelf registration process, certain of our stockholders may sell up to 12,000,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time any selling stockholder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where To Find Additional Information.”

      Unless the context requires otherwise, “United Defense,” “we,” “us,” “our,” or similar terms refers to United Defense Industries, Inc., and its direct and indirect subsidiaries on a consolidated basis.

i

THE COMPANY

Overview

      United Defense is a leader in the design, development and production of combat vehicles, artillery, naval guns, missile launchers and precision munitions used by the U.S. Department of Defense and more than 40 foreign militaries, and is the largest U.S. provider of non-nuclear ship repair, modernization and conversion services to the U.S. Navy and related government agencies. For many of our key DoD programs, we are the sole-source prime contractor and systems integrator. We conduct global operations through our manufacturing facilities in the United States and Sweden, through our ship repair facilities in Virginia, California, Hawaii, Florida and Texas, through a manufacturing joint venture in Turkey, and through co-production programs with various other governments and foreign contractors.

      We are a sole-source contactor and systems integrator on several programs comprising critical elements of the U.S. military force structure. We have an installed base of over 100,000 combat vehicles and 100,000 weapon systems currently in use by the U.S. Department of Defense and allied militaries. Our over 60 years of experience has led to strong customer relationships, proprietary technologies, a diversified product portfolio, disciplined program management and a competitive cost structure. We had revenues of approximately $1.7 billion for the year ended December 31, 2002 and approximately $1.5 billion for the nine-month period ended September 30, 2003. As of September 30, 2003, we had a funded backlog of approximately $2.2 billion.

      We are incorporated in Delaware, our principal executive offices are located at 1525 Wilson Boulevard, Suite 700, Arlington, Virginia 22209, and our telephone number is (703) 312-6100.

RISK FACTORS

      An investment in our securities involves risks. In addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors in any applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, including the documents that we incorporate by reference herein, contains, in addition to historical information, statements by us with respect to our expectations regarding financial results and other aspects of our business that involve risks and uncertainties and may constitute forward-looking statements with the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect our current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, in particular, the likelihood of our success in developing and expanding our business and the realization of sales from our backlog.

      These important factors are discussed in more detail under the heading “Risk Factors” in United Defense Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, in this prospectus and in any accompanying prospectus supplements and in other documents the Registrants may file with the Commission and which will be incorporated by reference herein. You may obtain copies of these documents as described under “Where To Find More Information” in this prospectus.

      We assume no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required under federal securities laws. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of any document we incorporate by reference, the date of such document.

      Investors also should understand that it is not possible to predict or identify all factors and should not consider the risks set forth above to be a complete statement of all potential risks and uncertainties. If the expectations or assumptions underlying our forward-looking statements prove inaccurate or if risks or uncertainties arise, actual results could differ materially from those predicted in any forward-looking statement.

USE OF PROCEEDS

      We are registering the shares of our common stock offered by this prospectus or an applicable supplement for the account of the selling stockholders identified in the section of this prospectus or an applicable supplement entitled “Selling Stockholders.” All of the net proceeds from the sale of our common stock by this prospectus or an applicable supplement will go to the selling stockholders who offer and sell their shares of our common stock. We will not receive any part of the proceeds from the sale of these shares.

SELLING STOCKHOLDERS

      Approximately 21.5% of our common stock is owned by The Carlyle Group. Carlyle may sell pursuant to this prospectus or any prospectus supplement some or all of its shares of our common stock that it beneficially owns.

      The table below presents certain information regarding the beneficial ownership of our common stock outstanding as of November 28, 2003 by Carlyle.

	Shares Owned			Shares Owned
	Prior to the Offering		Shares Being	After the Offering
Sold in the
Name of Beneficial Owner	Number	Percentage	Offering	Number	Percentage

TCG Holdings, L.L.C.(1)	11,222,672	21.5%	—	—	—%

(1)	Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle Partners III, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands limited partnership, Carlyle International Partners III, L.P., a Cayman Islands limited partnership, and certain additional partnerships formed by Carlyle (collectively, the “Investment Partnerships”) and certain investors with respect to which TC Group, L.L.C. or an affiliate exercises investment discretion and management constitute all of the members of Iron Horse Investors, L.L.C., the record owner of these shares. TC Group, L.L.C. exercises investment discretion and control over the shares held by the Investment Partnerships directly through its capacity as the sole general partner of certain of the Investment Partnerships or indirectly through its wholly-owned subsidiary TC Group II, L.L.C., the sole general partner of certain of the Investment Partnerships. TCG Holdings, L.L.C., a Delaware limited liability company, is the sole managing member of TC Group, L.L.C. William E. Conway, Jr., Daniel A. D’Aniello, and David M. Rubenstein, as the managing members of TCG Holdings, L.L.C., may be deemed to share beneficial ownership of the shares shown as beneficially owned by TCG Holdings, L.L.C. Such persons disclaim such beneficial ownership. The address of The Carlyle Group is: 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004.

      In addition, our directors, executive officers, former directors, employees, former employees, certain employee benefit plans and/or other holders of our common stock may, together with the selling stockholder identified above, sell up to 12,000,000 shares of our common stock pursuant to this prospectus. The prospectus supplement for any offering of the common stock by selling stockholders will include the following information:

•	the names of the selling stockholders;

•	the nature of any position, office or other material relationship which each selling stockholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of shares held by each of the selling stockholders before the offering;

•	the percentage of the common stock held by each of the selling stockholders after the offering; and

•	the number of shares of our common stock offered by each of the selling stockholders.

PLAN OF DISTRIBUTION

      We are registering 12,000,000 shares of our common stock on behalf of the selling stockholders. The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered hereby or in the applicable prospectus supplement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

      Any selling stockholder may also, from time to time, authorize dealers, acting as our agents, to offer and sell shares upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of shares of common stock, we or any selling stockholder, or the purchasers of shares for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase shares as a principal, and may then resell the shares at varying prices to be determined by the dealer.

      We will describe in the applicable prospectus supplement any compensation we or any selling stockholder pays to underwriters or agents in connection with the offering of shares of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of shares may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the shares may be deemed to be underwriting discounts and commissions. We or any selling stockholder may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

      To facilitate the offering of shares of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the shares. This may include over-allotments or short sales of the shares, which involve the sale by persons participating in the offering of more shares than the selling stockholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the shares of common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares of common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

      Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

      The legality of our common stock offered by this prospectus will be passed upon by Latham & Watkins LLP, Washington, D.C. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

EXPERTS

      The consolidated financial statements and schedule of United Defense Industries, Inc. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus from United Defense Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein which, as to the year ended December 31, 2001, is based in part on the reports of Arthur Andersen & Co. and A.A. Aktif Analiz Serbest Muhasebecilik Mali Musavirlik Anonim Sirketi, Member of Andersen Worldwide, independent auditors. The financial statements and schedule referred to above are incorporated by reference herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

      We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended. The registration statement contains additional information about us and our common stock. We also file annual, quarterly and current reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which we refer to collectively as the “Exchange Act.” You may read and copy any document we file with the Commission at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission’s web site at http://www.sec. gov.

      The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is an important part of this prospectus and is considered to be part of this prospectus, and information that we file with the Commission subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed or terminated, other than those portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission.

•	United Defense’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 14, 2003;

•	United Defense’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed August 5, 2003;

•	United Defense’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed May 2, 2003;

•	United Defense’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, filed November 7, 2003;

•	United Defense’s Proxy Statement relating to the annual meeting held on May 28, 2003, filed April 25, 2003;

•	United Defense’s Current Report on Form 8-K, filed August 6, 2003;

•	United Defense’s Current Report on Form 8-K, filed November 7, 2003; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed on December 31, 2001.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations

United Defense Industries, Inc.
1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(703) 312-6100

      You may also obtain copies of these filings, at no cost, by accessing our website at uniteddefense.com; however, the information found on our website is not considered part of this prospectus.

      You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee:

Securities and Exchange Commission Fee	$32,279.10
Legal Fees and Expenses	$300,000.00
Accounting Fees and Expenses	$150,000.00
Printing Expenses	$80,000.00
Miscellaneous	$37,720.90

Total	$600,000.00

Item 15.	Indemnification of Directors and Officers

      Our company is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

      Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

      Our by-laws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

      United Defense Industries, Inc. maintains insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of United Defense Industries, Inc.

Item 16.	Exhibits

      The Exhibit Index is attached hereto on page II-5.

Item 17.	Undertakings

      (a) We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in this registration statement above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted against us by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on December 5, 2003.

UNITED DEFENSE INDUSTRIES, INC.

By:	/s/ THOMAS W. RABAUT

Thomas W. Rabaut
President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Francis Raborn and David V. Kolovat, or any of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on December 5, 2003.

Signature	Title

/s/ THOMAS W. RABAUT Thomas W. Rabaut	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ FRANCIS RABORN Francis Raborn	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ WILLIAM E. CONWAY, JR. William E. Conway, Jr.	Chairman of the Board of Directors

/s/ FRANK C. CARLUCCI Frank C. Carlucci	Director

/s/ PETER J. CLARE Peter J. Clare	Director

Signature	Title

/s/ ALLAN M. HOLT Allan M. Holt	Director

/s/ C. THOMAS FAULDERS, III C. Thomas Faulders, III	Director

/s/ J.H. BINFORD PEAY, III J.H. Binford Peay, III	Director

/s/ JOHN M. SHALIKASHVILI John M. Shalikashvili	Director

EXHIBIT INDEX

Number		Description

1	.1*	Form of Underwriting Agreement.
4.1		Form of Common Stock Certificate. Exhibit 4.1 to United Defense’s Registration Statement on Form S-1 (No. 333-71986) is incorporated herein by reference.
5	.1+	Opinion of Latham & Watkins LLP.
15.1		Letter Regarding Unaudited Interim Financial Information.
23	.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23	.2+	Consent of Ernst & Young LLP.
23.3		Notice Regarding Lack of Consent of A.A. Aktif Analiz Serbest Muhasebecilik Mali Musavirlik Anonim Sirketi, Member of Andersen Worldwide (Exhibit 23.2 to United Defense’s Form 10-K dated March 14, 2003 is incorporated herein by reference).
23.4		Notice Regarding Lack of Consent of Arthur Andersen & Co. (Exhibit 23.3 to United Defense’s Form 10-K dated March 14, 2003 is incorporated herein by reference).
24	.1+	Powers of Attorney (included in the signature page hereto).

*	To be filed either by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

+	Filed herewith.